Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

     We consent to the incorporation by reference in this Registration Statement of Tufco Technologies, Inc. on Form S-8 of our report dated December 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption in 2001 of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”), appearing in the Annual Report on Form 10-K of Tufco Technologies, Inc. for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
March 31, 2004

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